                                                                EXHIBIT 10.8(a)


This instrument has been prepared by and when recorded should be returned to:

   Matthew R. Lewin
   Chapman and Cutler
   111 W. Monroe Street
   Chicago, Illinois  60603


================================================================================


                                 LEASE AGREEMENT


                          dated as of December 1, 1994


                                     between


                        COUNTIES OF WARREN AND WASHINGTON
                          INDUSTRIAL DEVELOPMENT AGENCY


                                       and


                          GRIFFITH MICRO SCIENCE, INC.


                  -----------------------------------------


                                  $5,300,000
                        Counties of Warren and Washington
                          Industrial Development Agency
                Industrial Development Revenue Bonds, Series 1994
                     (Griffith Micro Science, Inc. Project)


                  -----------------------------------------






================================================================================

                                 LEASE AGREEMENT

                                TABLE OF CONTENTS


                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE I             DEFINITIONS....................................................................................      1


ARTICLE II            REPRESENTATIONS................................................................................      3

                 Section 2.1. Representations of Issuer..............................................................      3
                 Section 2.2. Representations of Company.............................................................      4

ARTICLE III           ISSUANCE OF BONDS; THE PROJECT.................................................................      5

                Section 3.1. Agreement to Issue Bonds; Application of Bond Proceeds..................................      5
                Section 3.2. Acquisition and Construction of Project.................................................      5
                Section 3.3. Disbursements from the Construction Fund................................................      6
                Section 3.4. Establishment of Completion Date; Obligation
                             of Company to Complete..................................................................      7
                Section 3.5. Investment of Moneys....................................................................      9
                Section 3.6. Operation of the Project................................................................     10

ARTICLE IV            LEASE OF PROJECT...............................................................................     10


                Section 4.1. Lease..................................................................................      10
                Section 4.2. Rental Payments........................................................................      10
                Section 4.3. Additional Rental Payments.............................................................      11
                Section 4.4. Prepayments............................................................................      11
                Section 4.5. Obligations of Company Unconditional...................................................      12
                Section 4.6. Letter of Credit.......................................................................      12
                Section 4.7. Purchase of Bonds Prohibited...........................................................      13
                Section 4.8. Mode Conversions.......................................................................      13

ARTICLE V             OTHER COMPANY AGREEMENTS......................................................................      13

                Section 5.1. Maintenance of Existence...............................................................      13
                Section 5.2. Qualification in State.................................................................      13
                Section 5.3. Arbitrage..............................................................................      13
                Section 5.4. Company's Obligation with Respect to Exclusion
                             of Interest Paid on the Bonds..........................................................      14
                Section 5.5. Financing Statements...................................................................      14


ARTICLE VI         NO RECOURSE TO ISSUER; INDEMNIFICATION................................................................  14

               Section 6.1. No Recourse to Issuer........................................................................  14
               Section 6.2. Indemnification..............................................................................  14

ARTICLE VII        PROJECT COVENANTS.....................................................................................  15

               Section 7.1.  Insurance...................................................................................  15
               Section 7.2.  Prohibition of Liens........................................................................  15
               Section 7.3.  Maintenance, Repairs, Replacements and Removals.............................................  15
               Section 7.4.  Inspection of the Project...................................................................  16
               Section 7.5.  Granting of Easements.......................................................................  16
               Section 7.6.  Compliance with Governmental Regulations....................................................  16
               Section 7.7.  Trustee's Right to Perform..................................................................  16
               Section 7.8.  Identification of Property..................................................................  17
               Section 7.9.  Use of Premises.............................................................................  17
               Section 7.10. Casualty; Condemnation......................................................................  17
               Section 7.11. Taxes and Assessments.......................................................................  17

ARTICLE VIII       ASSIGNMENT OR SUBLEASE................................................................................  17

               Section 8.1. Assignment or Sublease by Company............................................................  17
               Section 8.2. Assignment by Issuer.........................................................................  18

ARTICLE IX         DEFAULTS AND REMEDIES.................................................................................  18

               Section 9.1. Events of Default; Remedies..................................................................  18
               Section 9.2. Delay Not Waiver; Remedies...................................................................  18
               Section 9.3. Attorneys' Fees and Expenses.................................................................  18

ARTICLE X          MISCELLANEOUS.........................................................................................  18

               Section 10.1.  Notices....................................................................................  18
               Section 10.2.  Binding Effect.............................................................................  19
               Section 10.3.  Severability...............................................................................  19
               Section 10.4.  Amendments.................................................................................  19
               Section 10.5.  Right of Company to Perform Issuer's Agreements............................................  19
               Section 10.6.  Expiration of Rights of Bank...............................................................  19
               Section 10.7.  Applicable Law.............................................................................  19
               Section 10.8.  Captions; References to Sections...........................................................  19
               Section 10.9.  Complete Agreement.........................................................................  19
               Section 10.10. Termination................................................................................  19
               Section 10.11. Counterparts...............................................................................  20


EXHIBIT A -- LEGAL DESCRIPTION..................................................................................  A-1

EXHIBIT B -- PROJECT DESCRIPTION................................................................................  B-1

                  LEASE AGREEMENT dated as of December 1, 1994, between COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York (the "Issuer"), and GRIFFITH MICRO SCIENCE, INC., a Delaware corporation (the "Company").

         WHEREAS, the Issuer is authorized by the New York State Industrial Development Agency Act, Title I of Article 18-A of the New York State General Municipal Law, as amended, and Chapter 862 of the Laws of 1971 of the State of New York (collectively, the "Act"), to provide financing for a "Project," as defined in the Act, located within the jurisdiction of the Issuer; and

         WHEREAS, the Issuer proposes to issue $5,300,000 Industrial Development Revenue Bonds, Series 1994 (Griffith Micro Science, Inc. Project) pursuant to the Indenture in order to provide funds to finance the acquisition, construction, rehabilitation and equipping of certain industrial development facilities more particularly described in Exhibit B hereto (the "Project"); and

         WHEREAS, the Issuer proposes to lease the Project to the Company, and the Company desires to lease the Project from the Issuer;

         Accordingly, the Issuer and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For all purposes of this Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Agreement.

         "Authorized Company Representative" shall mean any person designated by the Company to act on behalf of the Company pursuant to a written instrument filed with the Trustee, the Issuer and the Bank containing the specimen signature of such person. Such instrument may designate an alternate or alternates.

         "Completion Date" means the date the acquisition, construction, rehabilitation and equipping of the Project is certified to be complete in accordance with the provisions of Section 3.4 hereof.

         "Construction Period" means the period between the beginning of construction or the date on which Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

         "Cost of the Project" means the sum of the items authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 hereof.

         "Indenture" means the Indenture of Trust relating to the Bonds, dated as of the date of this Agreement, between the Issuer and Harris Bank and Trust Company, as Trustee, as such Indenture of Trust may be amended or supplemented from time to time in accordance with its terms.

         "Industrial Building" means, the buildings, structures and related facilities constructed on the Premises as part of the Project. It is recognized that the term, within the meaning of the Act, also comprehends machinery and equipment, which are referred to in this instrument as Leased Equipment.

         "Leased Equipment" means those items of machinery, equipment and other personal property acquired from the proceeds of the sale of the Bonds or the proceeds of any payment, if any, by the Company pursuant to Section 7.3 hereof, which property is generally described in Exhibit B attached hereto.

         "Permitted Encumbrances" means, as of any particular time, (i) liens for ad valorem taxes and impositions not then delinquent, (ii) this Lease Agreement and the Indenture, (iii) those utility, access and other easements and rights-of-way, restrictions, reservations, reversions and exceptions which, in the opinion of the Company, will not materially reduce the value of the Project or interfere with or impair the operations being conducted therein (or, if no operations are being conducted therein, the operations for which the Project were designed), (iv) such minor defects, irregularities, encumbrances, easements, rights-of-way, and clouds on title as normally exist with respect to properties similar in character to the Project and as do not in the aggregate, in the opinion of the Company, materially reduce the value of the Project or materially impair the property affected thereby for the purpose for which it was acquired or is held, including those exceptions listed in the Endorsement to ALTA owner's title policy No. 9303-04727, issued by Chicago Title Insurance Company, dated March 28, 1994, and (v) all leases, subleases, liens and encumbrances on the Premises in existence on the effective date of this Agreement.

         "Premises" means the real property described in Exhibit A.

         "Project" means the Premises, the Industrial Building and the Leased Equipment, if any, more specifically described in Exhibit B hereto.

         "Qualified Costs of Construction" means that portion of the Cost of the Project which is chargeable to the Project's capital account for Federal income tax purposes or which would be so chargeable either with a proper election by the Company under the Code or but for a proper election by the Company to deduct such amount and which were incurred and paid, or are to be incurred and paid, after November 22, 1993.

                                   ARTICLE II

                                 REPRESENTATIONS

Section 2.1.      Representations of Issuer.  The Issuer represents as follows:

                  (a) The Issuer (1) is a corporate governmental agency constituting a body corporate and politic and a public benefit corporation duly organized and existing under the laws of the State,
         (2) has full power and authority to enter into the transactions contemplated by this Agreement, the Tax Agreement, the Offering Agreement and by the Indenture and to carry out its obligations under this Agreement, the Tax Agreement, the Offering Agreement and the Indenture, including the issuance of the Bonds, (3) is not in default under any provisions of the laws of the State and (4) by proper corporate action has duly authorized the execution and delivery of this Agreement, the Bonds, the Tax Agreement, the Offering Agreement and the Indenture.

                  (b) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control which action or omission would impair the exclusion of interest paid on the Bonds from the federal gross income of the owners of the Bonds.

                  (c) Neither the execution and delivery by the Issuer of this Agreement, the Indenture, the Tax Agreement or the Offering Agreement nor the consummation by the Issuer of the transactions contemplated hereby or thereby conflicts with, will result in a breach of or default under or will (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

                  (d) Each of this Agreement, the Tax Agreement, the Offering Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer and each constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

                  (e) There is no litigation or proceeding pending, or to the knowledge of the Issuer threatened, against the Issuer, or to the knowledge of the Issuer affecting it, which would adversely affect the validity of this Agreement, the Indenture, the Tax Agreement, the Offering Agreement or the Bonds or the ability of the Issuer to comply with its obligations under this Agreement, the Indenture, the Tax Agreement, the Offering Agreement or the Bonds.

                  (f) The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in the preceding subsection (a).

                  (g) The Issuer hereby finds and determines that, based on representations of the Company, all requirements of the Act have been complied with and that the financing of the Project through the issuance of the Bonds will further the public purposes of the Act.

                  (h) No member, director, officer or official of the Issuer has any interest (financial, employment or other) in the Company or the transactions contemplated by this Agreement.

                  (i) The Issuer will apply the proceeds from the sale of the Bonds as specified in the Indenture and this Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of or premium, if any, or interest on which will be payable from the property described in the granting clause of the Indenture.

                  (j) The Project will be wholly located within the Town of Kingsbury, Washington County, New York.

                  (k) The representations and warranties of the Issuer contained in the Offering Agreement are incorporated by reference herein and are true and correct in all material respects on the Closing Date.

Section 2.2. Representations of Company. The Company represents as follows:

                  (a) The Company (1) is a corporation duly incorporated and in good standing in the state of Delaware, (2) is duly qualified to transact business and in good standing in the State, (3) is not in violation of any provision of its certificate of incorporation or its by-laws, (4) has full corporate power to own its properties and conduct its business, (5) has full legal right, power and authority to enter into this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement and the Offering Agreement and consummate all transactions contemplated by this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement and the Offering Agreement and (6) by proper corporate action has duly authorized the execution and delivery of this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement and the Offering Agreement.

                  (b) Neither the execution and delivery by the Company of this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement or the Offering Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby conflicts with, will result in a breach of or default under or will result in the imposition of any lien on any property of the Company pursuant to the certificate of incorporation or by-laws of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Company is a party or by which it is bound.

                  (c) This Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement and the Offering Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company in accordance with its terms.

                  (d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company which could adversely affect the validity of this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement or the Offering Agreement or the ability of the Company to comply with its obligations under this Agreement, the Reimbursement Agreement, the Remarketing Agreement, the Guaranty, the Tax Agreement or the Offering Agreement.

                  (e) The information contained in the Tax Agreement, the Project Certificate and all other written information relating to the Project provided by the Company to the Issuer and bond counsel for the Bonds is true and correct.

                  (f) The Project will be located wholly within the corporate limits of the Town of Kingsbury, Washington County, New York.

                  (g) The representations and warranties of the Company contained in the Offering Agreement are incorporated by reference herein and are true and correct in all material respects on the Closing Date.



                                   ARTICLE III

                         ISSUANCE OF BONDS; THE PROJECT

         Section 3.1. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds to finance the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered, the Bonds, bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon cause the proceeds received from the sale of the Bonds to be deposited into the Construction Fund in accordance with Section 5.01 of the Indenture.

         Section 3.2. Acquisition and Construction of Project. The Company has conveyed the Premises to the Issuer and the Company, as agent of the Issuer, hereby agrees to acquire, construct, rehabilitate and equip the Project in accordance with this Article III, substantially in accordance with the plans and specifications therefor prepared by it including any and all supplements, amendments and additions (or deletions) thereto (or therefrom); provided, however, that such other facilities and property contemplated by such supplements, amendments, additions or deletions to the plans and specifications shall not materially impair the effective use or character of the Project as contemplated by this Agreement or disqualify the Project as a "Project" within the meaning of the Act or result in the interest on any Bonds becoming includable in the gross income of the owners of the Bonds for Federal income tax purposes.

         In the event that Exhibit A or Exhibit B hereto is to be amended or supplemented in accordance with the provisions of Section 9.01 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Exhibit A or Exhibit B hereto upon receipt of:

                  (i) a copy of the proposed form of amendment or supplement to Exhibit A or Exhibit B hereto; and

                  (ii) the written approving opinion of Bond Counsel to the effect that such amendment or supplement will not have the effect of disqualifying the Project as a "project" within the meaning of the Act or result in the interest on any Bonds becoming includable in the gross income of the owners of the Bonds for Federal income tax purposes.

         Section 3.3. Disbursements from the Construction Fund. The Issuer authorizes and directs the Trustee upon compliance with Section 5.10 of the Indenture to disburse the moneys in the Construction Fund to or on behalf of the Company for the following purposes:

                  (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company for advances and payments made by it prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the acquisition, construction, rehabilitation or equipping of the Project.

                  (b) Payment of the initial or acceptance fee of the Trustee, fees of the Trustee and any paying agent incurred during the Construction Period, fees relating to the underwriting or placement of the Bonds, legal, financial and accounting fees and expenses, printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution and filing of the Indenture and the preparation of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture, the Bonds and all related agreements and instruments.

                  (c) Payment for labor, services, materials and supplies used or furnished in the acquisition, construction, rehabilitation or equipping of the Project, all as provided in the plans, specifications and work orders therefor, payment for the cost of the construction, acquisition and installation of utility services or other facilities, and acquisition and installation of all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous capitalized expenditures incidental to any of the foregoing items.

                  (d) Payment of the fees, if any, for architectural, engineering, legal, printing, underwriting and supervisory services with respect to the Project.

                  (e) To the extent not paid by a contractor for construction with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

                  (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.

                  (g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

                  (h) Interest on the Bonds during the Construction Period (or reimbursement of the Bank for draws under the Letter of Credit to pay such interest).

                  (i) Fees of the Bank during the Construction Period for the issuance of the Letter of Credit.

                  (j) Payment of any other costs permitted by the Act which will not affect the exemption from Federal income taxes of interest on the Bonds.

         All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (j), inclusive, of this Section, shall at the direction of the Company be used in accordance with Section 3.4 hereof.

         Each of the payments referred to in this Section shall be made upon receipt by the Trustee of a written order complying with the form set forth in
Section 5.10 of the Indenture signed by the Authorized Company Representative.

         The Company covenants and agrees that it will cause at least 95% of the moneys in the Construction Fund (including any earnings on investment of such moneys) to be disbursed for Qualified Costs of Construction and all of such proceeds to be disbursed for costs permitted by the Act. The Company further covenants that no more than $106,000 of the moneys in the Construction Fund will be disbursed for payment of issuance costs within the meaning of the Code.

         Section 3.4. Establishment of Completion Date; Obligation of Company to Complete. The Completion Date shall be evidenced to the Trustee and the Issuer by a certificate signed by the Authorized Company Representative stating the Completion Date and the Cost of the Project and stating that (i) construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor and all labor, services, materials and supplies used in such construction have been paid for (other than costs and expenses for which payment has been withheld), (ii) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the plans, specifications and work orders therefor and all costs and expenses incurred in connection therewith (other than costs and expenses for which payment has been withheld) have been paid and (iii) at least 95% of the costs previously disbursed and to be disbursed from the Construction Fund (including moneys to be disbursed in accordance with the next succeeding paragraph of this Section 3.4) are Qualified Costs of Construction, and all of such costs are costs permitted by the Act. The Company may withhold payment and direct the Trustee to retain in the Construction Fund an amount sufficient to pay any Cost of the Project which has been incurred; such retained moneys shall be disbursed after the Completion Date in the manner provided in Section 3.3 hereof. If the Company withholds the payment of any such cost or expense of the Project the certificate shall state the amount of such withholding and the reason therefor. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. It shall be the duty of the Company to cause such certificate to be furnished to the Trustee within 60 days after the Project shall have been completed.

         Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of the Authorized Company Representative, to the extent indicated, for one or more of the following purposes:

                  (1) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not theretofore paid, as specified in the above-mentioned completion certificate; or

                  (2) for transfer to the Bond Fund, but only if, and to the extent that, the Trustee has been furnished with an opinion of Bond Counsel to the effect that such transfer is lawful under the Act and does not adversely affect the exclusion from Federal gross income of interest on any of the Bonds.

         Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not set aside for the payment of Costs of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be deposited by the Trustee in a separate escrow account and used to pay all or part of the redemption price of Bonds at the earliest redemption date or dates on which Bonds may be redeemed without the payment of a premium or, at the option of the Company, at an earlier redemption date or dates; provided that, until so used such moneys may also be used, at the direction of the Authorized Company Representative, for one or more of the following purposes:

                  (a) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, at a purchase price not in excess of 100% of the principal amount of such Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

                  (b) for the payment of qualifying costs of any additional improvements to be installed or constructed on the Project site, provided that such use of funds is permitted under the Act; or

                  (c) for any other purpose permitted by the Act;

provided, that the earnings on the investment of the moneys on deposit in such escrow account shall be transferred on each interest payment date on the Bonds to the Bond Fund and shall be used to pay interest on the Bonds coming due on each interest payment date on the Bonds (or to reimburse the Bank for draws under the Letter of Credit to pay interest on the Bonds), but no moneys on deposit in such escrow account may be used for any of the purposes specified in this paragraph (including the redemption of Bonds) unless and until the Trustee has been furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and does not adversely affect the exclusion from gross income for Federal income tax purposes of the interest on any of the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow account may be invested in investments authorized by Section 3.5 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with Section 103(c) of the Code and regulations promulgated thereunder.

         In the event the moneys in the Construction Fund available for payment of the Costs of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the Costs of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the said costs of the Project pursuant to the provisions of this Section it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under
Article IV hereof.

         Section 3.5. Investment of Moneys. Any moneys held as a part of the Bond Fund or the Construction Fund shall be invested or reinvested by the Trustee, at the direction of the Authorized Company Representative as provided in Section 5.05 of the Indenture and in the Tax Agreement, to the extent permitted by law in Qualified Investments. Any such investment may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own bond department.

         The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the fund for which they were made and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund and paid by the Company.

         Although the Company recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Company hereby agrees that confirmations of investments made by the Trustee pursuant to Section 4.07 of the Indenture are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No such statement need be rendered pursuant to the provisions hereof if no activity occurred in the fund or account during such preceding month.

         Section 3.6. Operation of the Project. The Company will not, nor will it allow any lessee or other user of the Project to, make any material change in its use of the Project unless the Trustee and the Issuer receive an opinion of Bond Counsel to the effect that such change will not impair the exclusion of interest on the Bonds from the gross income of holders of the Bonds for federal income tax purposes.

         The Company will agree to operate the Project, or cause any lessee or other user of the Project to operate the Project, as a "project" as contemplated by the Act and in such a manner that it will not impair the exclusion of interest on the Bonds from gross income of the holders of the Bonds for federal income tax purposes.

         Upon a sale of all or any portion of the Company's interest in the Project (to the extent permitted hereunder), the Company will obtain the agreement of the purchaser of the Project or any interest therein to comply with the provisions of this Agreement, regardless of whether such purchaser assumes the obligations of the Company under this Agreement generally.

                                   ARTICLE IV

                        LEASE OF PROJECT; RENTAL PAYMENTS

         Section 4.1. Lease; Issuance of Bonds. From and after the effective date of this Agreement and until the term of this Agreement has expired, the Issuer hereby leases to the Company and the Company hereby leases from the Issuer the Project, subject to Permitted Encumbrances, for the rental set forth in Section 4.2. In order to finance the costs of the Project, the Issuer will issue, sell and deliver the Bonds to the initial purchasers thereof and deposit the proceeds of the Bonds with the Trustee as provided in Section 5.01 of the Indenture. The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with Section 5.01 of the Indenture. The Company hereby approves the Indenture and the issuance by the Issuer of the Bonds.

         Section 4.2. Rental Payments. In consideration for the lease of the Project from the Issuer to the Company, the Company agrees to make rental payments as follows:

                  (a) Principal, Premium and Interest. On or before 11:00 a.m. (local time at the principal corporate office of the Trustee) on each day on which any payment of principal of, premium, if any or interest on the Bonds shall become due (whether on an interest payment date, at maturity, or upon redemption or acceleration or otherwise), the Company will pay, in immediately available funds, an amount which, together with other moneys held by the Trustee in the Bond Fund and available therefor (including, without limitation, proceeds of draws under the Letter of Credit), will enable the Trustee to make such payment in full in a timely manner. If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.

                  (b) Purchase Price. The Company agrees to pay to the Tender Agent (or if the Bonds are in the Book Entry System, the Trustee) amounts sufficient to pay the purchase price of Bonds on each optional or mandatory tender date pursuant to Section 2.03 or 2.04 of the Indenture, provided the Company shall receive a credit for the amount of remarketing or Letter of Credit proceeds available for such purpose under the Indenture on each such date.

         In furtherance of the foregoing, so long as any Bonds are outstanding the Company will pay all amounts required to prevent any deficiency or default in any payment of the principal or purchase price of, premium, if any, or interest on the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer or any other person.

         All amounts payable under this Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company consents to such assignment. Accordingly, the Company will pay directly to the Trustee (or in the case of the purchase price of Bonds when the Bonds are not in a Book Entry System, to the Tender Agent) at its principal corporate trust office all payments payable by the Company pursuant to this Section.

         The Company will pay all amounts owing to the Bank under the Reimbursement Agreement directly to the Bank when due and no such payment shall be made to the Trustee.

          Section 4.3. Additional Rental Payments. As additional rental payments for the Project, the Company will also pay the following within 45 days after receipt of a bill therefor:

                  (a) The reasonable fees and expenses of the Issuer in connection with this Agreement and the Bonds, such fees and expenses to be paid directly to the Issuer; provided that the Company shall have approved such expenses in writing prior to their incurrence.

                  (b) (i) The reasonable fees and expenses of the Trustee, the Tender Agent and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and (ii) all reasonable fees and expenses, including attorneys' fees, of the Trustee for any extraordinary services rendered by it under the Indenture. All such fees and expenses are to be paid directly to the Trustee or other fiduciary or agent for its own account as and when such fees and expenses become due and payable.

                  (c) The fees and expenses of the Remarketing Agent in accordance with the terms of the Remarketing Agreement.

         Section 4.4. Prepayments; Payment in Full of Bonds and Purchase of the Project. The Company may prepay to the Trustee all or any part of the amounts payable under Section 4.2(a) at any time, provided that the Bonds shall be subject to redemption solely as provided in the Indenture and the Bonds. A prepayment shall not relieve the Company of its obligations under this Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption. In the event that the Company pays all of the amounts payable pursuant to Section 4.2 hereof and the Bonds are no longer Outstanding, such payment shall constitute the purchase of the Project by the Company.

         At such time as the Company purchases the Project as described above or upon the expiration of the term of this Agreement when no Bonds are Outstanding, the Issuer will deliver to the Company documents conveying to the Company legal title to the Project, as it then exists, subject to the following: (i) those liens and encumbrances (if any) to which title to said property was subject on the date hereof; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Agreement; and (iv) Permitted Encumbrances other than this Agreement.

         The Company hereby agrees to purchase and the Issuer hereby agrees to sell, the Project at such time as no Bonds are Outstanding within the meaning of the Indenture. The payment in full of the Bonds shall constitute full consideration for the purchase and sale of the Project and no further consideration or obligations shall be due hereunder.

         Section 4.5. Obligations of Company Unconditional. The obligations of the Company to make the payments required by Sections 4.2 and 4.4 and to perform its other obligations contained in this Agreement shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments provided for in Section 4.2 hereof, (b) will perform all its other obligations in this Agreement and (c) will not terminate this Agreement for any cause including any acts or circumstances that may constitute failure of consideration, defect in Issuer's title to the Project, destruction of or damage to the Project, the taking by eminent domain of title to or temporary use of any or all of the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Agreement.

         Section 4.6. Letter of Credit. The Company shall provide for the delivery of the Initial Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Bonds. The Company may provide for the delivery of an Alternate Credit Facility in substitution or replacement for the then existing Letter of Credit or Alternate Credit Facility but only in accordance with Section 5.03 of the Indenture.

         Section 4.7. Purchase of Bonds Prohibited. So long as a Letter of Credit is in effect, the Company shall not, directly or indirectly, purchase any Bonds with any funds that do not constitute Available Moneys, except as required by Section 4.2(b) of this Agreement.

         Section 4.8. Mode Conversions. The Company has the option to cause the interest rate on the Bonds to be converted from one Mode to another or from an Adjustable Rate Period of one duration to an Adjustable Rate Period of the same or a different duration. Such option may be exercised by the Company as provided in the Indenture.

                                    ARTICLE V

                            OTHER COMPANY AGREEMENTS

         Section 5.1. Maintenance of Existence. The Company agrees that during the term of this Agreement and so long as any Bond is outstanding, it will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State of Delaware and the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Company) to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless (a) in the case of any merger or consolidation, the Company is the surviving corporation, or (b)(i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the Company under this Agreement, the Remarketing Agreement and the Tax Agreement and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation or transfer.

          Section 5.2. Qualification in State. Subject to the provisions of
Section 5.1 hereof, the Company agrees that throughout the term of this Agreement, it will remain qualified to do business in the State.

         Section 5.3. Arbitrage. The Company covenants with the Issuer and for and on behalf of the purchasers and owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding, moneys on deposit in any fund in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, and any lawful regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented or revised. The Company also covenants for the benefit of the Bondholders to comply with all of the provisions of the Tax Agreement and the Project Certificate. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only if any investment made by virtue of such repeal, relaxation or decision would not, in the written opinion of Bond Counsel, result in making the interest on the Bonds includable in the federal gross income of the owners of the Bonds.

         Section 5.4. Company's Obligation with Respect to Exclusion of Interest Paid on the Bonds. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize or permit, to the extent such action is within the control of the Company, any action to be taken with respect to the Project, or the proceeds of the Bonds (including investment earnings thereon), or any other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from the federal gross income of the owners of the Bonds under Section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to in Section 147(a) of the Code); and the Company also will not omit to take any action in its power which, if omitted, would cause the above result. Toward that end, the Company covenants that it will comply with all provisions of the Tax Agreement and the Project Certificate. This provision shall control in case of conflict or ambiguity with any other provision of this Agreement.

         Section 5.5. Financing Statements. The Company shall cause such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve, protect and perfect the security of the Owners of the Bonds and the rights of the Trustee, and to perfect the security interest created by the Indenture.

                                   ARTICLE VI

                     NO RECOURSE TO ISSUER; INDEMNIFICATION

         Section 6.1. No Recourse to Issuer. The Issuer will not be obligated to pay the Bonds except from revenues provided by the Company or from other sources specified in the Indenture. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer or the State to levy or pledge any form of taxation whatever or to make any appropriation for their payment. Neither the Issuer nor any member or officer of the Issuer nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

         Section 6.2. Indemnification. The Company during the term of this Agreement releases the Issuer, the Trustee and their members or officers from and covenants and agrees that the Issuer, the Trustee and their members or officers shall not be liable for, and agrees to indemnify, defend and hold the Issuer and the Trustee harmless against, any loss or damage to property or any injury to or death of any person occurring on or about or resulting from any defect in the Project, provided that the indemnity provided in this sentence shall be effective only to the extent of any loss that may be sustained by the Issuer, the Trustee or their officers in excess of the net proceeds received by the Issuer or the Trustee from any insurance carried with respect to the loss sustained, and provided further, that the indemnity shall not be effective for damages that result from the negligence or intentional acts on the part of the Issuer, the Trustee or their officers. The Company will also indemnify and save harmless the Trustee for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust created under the Indenture, including the cost and expense of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

                                  ARTICLE VII

                                PROJECT COVENANTS

          Section 7.1. Insurance. The Company agrees to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with its customary insurance practices. The Issuer shall have no obligation to maintain insurance with respect to the Project.

         Section 7.2. Prohibition of Liens. The Company shall not, except as permitted by Section 7.3 hereof, create or suffer to be created any lien or charge upon the Project or any part thereof or upon the rents, contributions or charges or receipts or revenues therefrom other than in favor of the Issuer or the Trustee. The Company further agrees to pay or cause to be discharged or make adequate provisions to satisfy and discharge, within 60 days or as soon thereafter as is reasonable after the same shall accrue, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Project or any part thereof or the rents, contributions or charges or receipts or revenues therefrom; provided, however, that nothing in this Section shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be contested in good faith.

         Section 7.3. Maintenance, Repairs, Replacements and Removals. The Company shall at all times during the term of this Agreement maintain, preserve and keep the Project in good repair, working order and condition, excepting normal wear and tear, and it will from time to time make or cause to be made all necessary and proper repairs and replacements in connection with the maintenance, repairs and replacements referred to in this Section. The Company may, subject only to other applicable provisions of this Agreement, modify the Project or make modifications, substitutions, additions, removals, or improvements thereto from time to time, as it may deem to be desirable for its uses and purposes, the cost of which modifications, substitutions, additions, removals, or improvements shall be paid by the Company, and the same (other than removals) shall be included under the terms of this Agreement as part of the Project except for property owned by third parties which property will not become a part of the Project. The Company will not permit any mechanics', materialmen's or other liens to be established and remain against the Project for labor or material furnished in connection with any modification, substitutions, additions, removals, improvements, repairs, renewals or replacement so made by it; provided, however, that nothing in this Section shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be contested in good faith. Upon written request of the Company, the Issuer shall give a bill of sale in quitclaim form to the Company for an item of any Leased Equipment permanently removed from the Premises by the Company. Nothing contained in this Agreement shall limit the right of the Company to acquire, and to locate within the Project, such machinery, equipment, tools, tooling, attachments and accessories thereto as the Company shall deem appropriate, which machinery, equipment, tools, tooling, attachments and accessories thereto; provided that such item, by its character, does not constitute an addition, modification or improvement to an existing portion of the Project, shall remain the property of the Company, the Company's bailor or the lessor thereof to the Company, as the case may be.

         Section 7.4. Inspection of the Project. The Issuer, the Trustee and their or either of their duly authorized agents shall have the right at all reasonable times to enter upon the Project and to examine and inspect the Project upon not less than two Business Days' prior notice to the Company.

          Section 7.5. Granting of Easements. If no Event of Default shall have happened and be continuing, the Company may, notwithstanding anything contained herein to the contrary, at any time or times:

                  (a) Grant easements, licenses, rights of way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Project, free from the Indenture; or

                  (b) Release existing easements, licenses, rights of way and other rights or privileges,

all with or without consideration and upon such terms and conditions as the Company shall determine, and the Issuer agrees that it will execute and deliver and will cause and direct the Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or privilege, or other right, upon receipt by the Issuer and the Trustee of a copy of the instrument of grant or release and a written notice signed by the Company requesting such instrument. If the instrument of grant shall so provide, any such easement or right and rights of such parties thereunder shall be superior to the rights of the Issuer and the Trustee under this Agreement and the Indenture and shall not be affected by any termination of this Agreement or default on the part of the Company hereunder. Any payments or other consideration received by the Company for any such grant shall be and remain the property of the Company.

         Section 7.6. Compliance with Governmental Regulations. With respect to the Project, the Company shall at all times comply with all applicable requirements of the laws of the State and with all applicable requirements of any agency, board or commission, created under such laws or of any other duly constituted public authority, and to the extent possible, will use the Project only for such purposes as are lawful under the Act, provided, however, that the Company shall be deemed in compliance with this Section so long as it is contesting in good faith any such requirement by appropriate legal proceedings.

         Section 7.7. Trustee's Right to Perform. If at any time the Company defaults in the performance of any of its covenants under this Agreement, the Trustee may (but shall not be obligated to) perform the same after giving the Company ten days' notice of its intention to do so.

         Section 7.8. Identification of Property. All property of a capital nature belonging to the Company or others, as described in Section 7.3 hereof, shall be suitably marked by the Company to identify the Company's ownership or ownership by a third party.

         Section 7.9. Use of Premises. The Issuer shall not, to the extent permitted by law, attempt to impose upon the use or occupancy of the Project any laws, ordinances, rules or regulations more burdensome or restrictive than those in effect upon the date of this Agreement.

         Section 7.10. Casualty; Condemnation. If the Project is damaged or destroyed in whole or in part by casualty, whether or not covered by insurance, or is taken, in whole or in part, by power of eminent domain, this Agreement shall nevertheless continue in effect without abatement or suspension of rent for so long as this Agreement shall remain in effect and any proceeds with respect thereto received by the Company from insurance providers or government agencies shall be the sole property of the Company.

         Section 7.11. Taxes and Assessments. The Issuer covenants that during the term of this Agreement, the Issuer will retain title to the Project, except as herein otherwise expressly provided. The Company has entered into an Agreement for Payments in Lieu of Taxes dated December 29, 1994 (the "PILOT Agreement") with the Issuer, pursuant to which it has agreed to pay certain amounts with respect to the Project.

                                  ARTICLE VIII

                             ASSIGNMENT OR SUBLEASE

         Section 8.1. Assignment or Sublease by Company. The rights and obligations of the Company under this Agreement may be assigned by the Company and/or the Project may be subleased as a whole or in part by the Company; provided, however, that (a) no such assignment or sublease shall relieve the Company from primary liability for any of its obligations hereunder, (b) each assignee of the Company's interest in this Agreement shall assume the obligations of the Company hereunder to the extent of the interest assigned, (c) the Company shall not less than 30 days prior to the effective date of any such assignment or sublease, furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy of each such assignment or sublease contract and, as applicable, assumption of obligations and (d) prior to any assignment or sublease, the Company shall have caused to be delivered to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such assignment or sublease will not cause interest on the Bonds to be includable in the gross income of the owners thereof for purposes of federal income taxation.

         Notwithstanding the provisions of the preceding paragraph, this Agreement may be assigned by the Company as provided in the preceding paragraph, but without the Company remaining liable hereunder, if either (a) the Guaranty will continue to remain in full force and effect and enforceable notwithstanding such assignment, or (b) if the Guaranty is to be released in accordance with
Section 9.05 of the Indenture in connection with such assignment, the release of the Guaranty is accomplished in accordance with the provisions of the Indenture.

         Section 8.2. Assignment by Issuer. The Issuer will assign its rights under and interest in this Agreement (except for the Unassigned Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Agreement nor create or permit to exist any lien, encumbrance or other security interest in or on such rights or interest.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         Section 9.1. Events of Default; Remedies. The occurrence of any Event of Default under the Indenture shall constitute an Event of Default hereunder for so long as such Event of Default under the Indenture is continuing. Whenever any Event of Default has occurred and is continuing, the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Agreement. Upon any acceleration of the Bonds under the Indenture, all amounts payable under Section 4.2(a) hereof shall be immediately due and payable without the necessity of any action by any party.

         In addition, if an Event of Default is continuing with respect to any of the Unassigned Rights, the Issuer may take whatever action may appear necessary or desirable to it to enforce performance by the Company of such Unassigned Rights.

         Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 4.3, 8.2 and 9.3) shall be applied in accordance with the Indenture.

         Section 9.2. Delay Not Waiver; Remedies. A delay or omission by the Issuer or the Trustee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 9.3. Attorneys' Fees and Expenses. If the Company should default under any provision of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of the payments due under this Agreement, the Company will on demand pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

                                    ARTICLE X

                                  MISCELLANEOUS

          Section 10.1. Notices. All notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

          Section 10.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Section 6.1.

          Section 10.3. Severability. If any provision of this Agreement shall be determined to be unenforceable at any time, that shall not affect any other provision of this Agreement or the enforceability of that provision at any other time.

         Section 10.4. Amendments. After the issuance of the Bonds, this Agreement may be effectively modified, amended, supplemented or terminated only with the written consent of the Trustee and the Bank and any such modification, amendment or supplement must be in accordance with the provisions of the Indenture.

         Section 10.5. Right of Company to Perform Issuer's Agreements. The Issuer irrevocably authorizes and empowers the Company to perform in the name and on behalf of the Issuer any agreement made by the Issuer in this Agreement or in the Indenture which the Issuer fails to perform in a timely fashion if the continuance of such failure could result in an Event of Default. This Section will not require the Company to perform any agreement of the Issuer.

         Section 10.6. Expiration of Rights of Bank. It is expressly understood that any and all provisions of this Agreement for notices or the furnishing of documents, information or reports to the Bank and the necessity of obtaining the consent of the Bank to any modifications, amendments or supplements to this Agreement or waivers of any of the provisions hereof shall cease and determine and be of no further force and effect when (a) the Letter of Credit is not in effect and no amounts are due and payable by the Company to the Bank under the Reimbursement Agreement, or (b) the Bank is in default on any of its obligations to pay drawings under the Letter of Credit submitted in conformity with the terms of the Letter of Credit.

          Section 10.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

          Section 10.8. Captions; References to Sections. The captions in this Agreement are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Agreement. References to Articles and Sections are to the Articles and Sections of this Agreement, unless the context otherwise requires.

          Section 10.9. Complete Agreement. This Agreement represents the entire agreement between the Issuer and the Company with respect to its subject matter.

         Section 10.10. Termination. When no Bonds are Outstanding under the Indenture and the Indenture is deemed discharged pursuant to Article X thereof, the Company and the Issuer shall not have any further obligations under this Agreement; provided that the Company's covenants in Sections 5.4 and 7.11 and the provisions of Section 4.4 with respect to mandatory redemption of the Bonds shall survive so long as any Bond remains unpaid.

          Section 10.11. Counterparts. This Agreement may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

                                         COUNTIES OF WARREN AND WASHINGTON
                                         INDUSTRIAL DEVELOPMENT AGENCY



                                         By /s/ Louis Tessier
                                            --------------------------------
                                            Louis E. Tessier, Vice Chairman


[SEAL]

Attest:


By /s/ C. Powel South, Secy.
  --------------------------------


                                         GRIFFITH MICRO SCIENCE, INC.


                                         By /s/ Brian J. Tuttle
                                            --------------------------------
                                                    Treasurer


[SEAL]

Attest:


By  /s/ James S. Legg
    -----------------------------

STATE OF NEW YORK         )
                          )  SS
COUNTY OF WARREN          )


         I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on the 27th day of December, 1994, the foregoing instrument was produced to me in said County by Louis E. Tessier and
C. Powel South, personally known by me to be the Vice Chairman and Secretary, respectively, of the COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY, and acknowledged by them and each of them to be their free act and deed as Vice Chairman and Secretary of such Agency and the act and deed of said Agency as authorized by a resolution of such Agency; and they say that they have read the aforesaid instrument and the statements contained therein are true.

         WITNESS my hand and seal this 27th day of December, 1994.





                                                   /s/ Bruce G. Carr
                                                   -----------------------
                                                   Notary Public

(Seal)

STATE OF ILLINOIS         )
                          )  SS
COUNTY OF COOK            )


         I, the undersigned Notary Public in and for the State and County aforesaid, do hereby certify that on the (28th) day of (December), 1994, the foregoing instrument was produced to me in said County by Brian J. Tuttle and James C. Legg, personally known by me to be the Treasurer and Secretary, respectively, of GRIFFITH MICRO SCIENCE, INC., a corporation incorporated under the laws of the State of Delaware, who being by me duly sworn, did say that the seal affixed to said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said respective persons acknowledged said instrument to be the free act and deed of said corporation and to be their free act and deed as such officers of such corporation.

         WITNESS my hand and seal this (28th) day of December, 1994.





                                                         /s/ Linda Sanders
                                                         -----------------------
                                                             Notary Public

(SEAL)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

         All that certain lot, piece or parcel of land, situate lying and being in the Town of Kingsbury, County of Washington and State of New York and more particularly described as follows:

                  Lots Number 42 and 43, containing 5.409 acres, more or less, as shown on a Map of a Survey entitled "The Industrial Park owned by Counties of Warren and Washington Industrial Development Agency" made by John B. Van Dusen, dated June 2, 1978, and filed in the Washington County Clerk's Office on September 19, 1978.

         Subject to all rights of the public and to Casey Road, County Line Road and Park Road in the development of the said Industrial Park.

                                    EXHIBIT B
                               PROJECT DESCRIPTION

         The Project consists of the acquisition of a 5.4 acre parcel of real estate located in the Town of Kingsbury, Washington County, New York and the construction of a 33,000 square foot building which houses facilities for the sterilization of prepackaged medical, pharmaceutical and cosmetic products. In addition, the Project includes the equipment necessary to operate an ethylene oxide gas contract sterilization facility, including, but not limited to, five remanufactured sterilizers, vacuum pump system, both low and high pressure gas fuel boilers, ethylene oxide abatement systems and racking systems. The Project is more particularly described in Exhibit A to the Project Certificate.














                                      B-1